Exhibit 10.1

TRIAD HOSPITALS, INC.

Plan Document

Effective January 1, 2005

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ARTICLE 6	Survivor Benefit	18
6.1	Pre-Retirement Survivor Benefit	18
6.2	Payment of Pre-Retirement Survivor Benefit	18
6.3	Death Prior to Completion of Retirement Benefit or Termination Benefit	18

ARTICLE 7	Termination Benefit	18
7.1	Termination Benefit	18
7.2	Payment of Termination Benefit	19

ARTICLE 8	Disability Waiver and Benefit	19
8.1	Disability Waiver	19
8.2	Continued Eligibility/Disability Benefit	19

ARTICLE 9	Beneficiary Designation	20
9.1	Beneficiary	20
9.2	Beneficiary Designation/Change	20
9.3	Acknowledgment	20
9.4	No Beneficiary Designation	20
9.5	Doubt as to Beneficiary	20
9.6	Discharge of Obligations	21

ARTICLE 10	Leave of Absence	21
10.1	Paid Leave of Absence	21
10.2	Unpaid Leave of Absence	21

ARTICLE 11	Termination/Amendment/Modification	22
11.1	Termination	22
11.2	Amendment	22
11.3	Effect of Payment	22
11.4	Amendment to Ensure Proper Characterization of the Plan	22
11.5	Changes in Law Affecting Taxability	23
11.6	Prohibited Acceleration/Distribution Timing	24

ARTICLE 12	Administration	24
12.1	Committee Duties	24

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12.2	Agents	24
12.3	Binding Effect of Decisions	25
12.4	Indemnity of Committees	25
12.5	Company Information	25

ARTICLE 13	Other Benefits and Agreements	25
13.1	Coordination with Other Benefits	25

ARTICLE 14	Claims Procedures	25
14.1	Scope of Claims Procedures	25
14.2	Initial Claim	26
14.3	Review Procedures	27
14.4	Calculation of Time Periods	29
14.5	Legal Action	29

ARTICLE 15	Trust	30
15.1	Establishment of the Trust	30
15.2	Interrelationship of the Plan and the Trust	30
15.3	Distributions from the Trust	30

ARTICLE 16	Miscellaneous	30
16.1	Status of Plan	30
16.2	Unsecured General Creditor	30
16.3	Company’s Liability	31
16.4	Nonassignability	31
16.5	Not a Contract of Employment	31
16.6	Furnishing Information	31
16.7	Terms	31
16.8	Captions	32
16.9	Governing Law	32
16.10	Notice	32
16.11	Successors	32
16.12	Spouse’s Interest	32
16.13	Validity	32
16.14	Incompetent	32
16.15	Court Order	33
16.16	Insurance	33
16.17	Aggregation of Employers	33

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TRIAD HOSPITALS, INC.

DEFERRED COMPENSATION PLAN

Effective January 1, 2005

Purpose

The purpose of this Triad Hospitals, Inc. Deferred Compensation Plan is to provide specified benefits to a select group of management or highly compensated employees of Triad Hospitals, Inc. and those of its affiliates that adopt this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. This Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as added by the American Jobs Creation Act of 2004 and the Treasury regulations or any other authoritative guidance issued thereunder.

ARTICLE 1

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of (i) the Deferral Account balance, (ii) the Company Matching Account Balance, and (iii) the Company Discretionary Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Annual Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding Incentive Payments, commissions, overtime, fringe benefits, stock options, relocation expenses, non-monetary awards, fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Annual Base Salary shall be calculated without regard to any reductions for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or

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non-qualified plans of the Company (and therefore shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3) or 402(h) pursuant to plans established by the Company).

1.3	“Annual Company Discretionary Amount” shall mean, for the Plan Year of reference, the amount determined in accordance with Section 3.5.

1.4	“Annual Company Matching Amount” shall mean for the Plan Year of reference, the amount determined in accordance with Section 3.6.

1.5	“Annual Deferral Amount” shall mean that portion of a Participant’s Annual Base Salary and Incentive Payments that a Participant elects to have, and is, deferred in accordance with Article 3, for the Plan Year of reference. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.6	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7	“Beneficiary Designation Form” shall mean the form established from time to time by the Plan Committee that a Participant completes, signs and returns to the Plan Committee to designate one or more Beneficiaries.

1.8	“Board” shall mean the board of directors of the Sponsor.

1.9	“Change in Control” shall mean a change in control of the Sponsor, within the meaning of Section 409A.

1.10	“Claimant” shall have the meaning set forth in Section 14.2.

1.11	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.12	“Company” shall mean the Sponsor and any affiliate of the Sponsor that is selected by the Plan Committee to participate under this Plan, and any successor to all or substantially all of the Company’s assets or business.

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1.13	“Company Discretionary Account” shall mean (i) the sum of the Participant’s Annual Company Discretionary Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Discretionary Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Discretionary Account.

1.14	“Company Matching Account” shall mean (i) the sum of all of a Participant’s Annual Company Matching Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.

1.15	“Compensation Committee” shall mean the Compensation Committee of the Board.

1.16	“Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If the Plan Committee determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Plan Committee to ensure that the entire amount of any distribution to the Participant pursuant to this Plan is deductible, the Plan Committee may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited or debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited or debited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Plan Committee in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Code Section 162(m). Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

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1.17	“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.18	“Disability” shall mean, except as may otherwise be required by Section 409A, a period of disability during which a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company.

1.19	“Disability Benefit” shall mean the benefit set forth in Article 8.

1.20	“Effective Date” shall mean the effective date of this Plan, which is January 1, 2005.

1.21	“Election Form” shall mean the form or forms established from time to time by the Plan Committee that a Participant completes, signs and returns to the Plan Committee to make an election under the Plan.

1.22	“Employee” shall mean an individual who the Company treats as an “employee” for Federal income tax withholding purposes.

1.23	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.24	“401(k) Plan” shall mean the Triad Hospitals, Inc. Retirement Savings Plan.

1.25	“Incentive Payments” shall mean any compensation paid to a Participant under any incentive plans or bonus arrangements of the Company (including, but not limited to, any compensation arrangement based on productivity) relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year.

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1.26	“Participant” shall mean any Employee who is selected by the Plan Committee to participate in the Plan, provided such individual (i) elects to participate in the Plan, (ii) signs a Plan Agreement, an Election Form(s) and a Beneficiary Designation Form, (iii) has his or her signed Plan Agreement, Election Form(s) and Beneficiary Designation Form accepted by the Plan Committee, (iv) commences participation in the Plan, and (v) does not have his or her Plan Agreement terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an Account Balance under the Plan under any circumstance.

1.27	“Performance-Based Compensation” shall mean that portion of a Participant’s Incentive Payments which is based on the performance by the Participant of services for the Company over a period of at least twelve (12) months and which qualifies as “performance-based compensation” under Section 409A.

1.28	“Plan” shall mean this Deferred Compensation Plan, as evidenced by this instrument and by each Plan Agreement, as they may be further amended from time to time.

1.29	“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between the Company and a Participant. Each Plan Agreement executed by a Participant and the Company shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Company shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Company and the Participant.

1.30	“Plan Committee” shall mean the committee described in Section 12.1 or its designee.

1.31	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year during which this Plan is in effect.

1.32	“Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

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1.33	“Retirement”, “Retire(s)” or “Retired” shall mean Separation from Service with the Company for any reason other than a leave of absence, Termination of Employment, death or Disability on or after the later of attainment of (i) age sixty-five (65) or (ii) age fifty-five (55) with ten (10) Years of Service.

1.34	“Retirement Benefit” shall mean the benefit set forth in Article 5.

1.35	“Section 409A” shall mean Code Section 409A and the Treasury regulations or other authoritative guidance issued thereunder.

1.36	“Separation from Service” shall mean separation from service within the meaning of Section 409A.

1.37	“Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.38	“Specified Employee” shall mean, with respect to a corporation any stock of which is publicly traded on an established securities market or otherwise, a key employee, as currently defined in Code Section 416(i) (without regard to paragraph (5) thereof) to mean, as of the Effective Date, an employee of the Company who, at any time during the Plan Year, is (1) an officer of the Company having an annual compensation greater than one hundred thirty-five thousand dollars ($135,000) for 2005 (indexed for inflation in future years); (ii) a five-percent (5%) owner of the Company; or (iii) a one-percent (1%) owner of the Company having an annual compensation from the Company of more than one hundred fifty thousand dollars ($150,000).

1.39	“Sponsor” shall mean Triad Hospitals, Inc., and any successor to all or substantially all of the Sponsor’s assets or business.

1.40	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.41	“Termination of Employment” shall mean Separation from Service with the Company, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

1.42	“Trust” shall mean the trust established pursuant to this Plan, as amended from time to time. The assets of the Trust shall be the property of the Company.

1.43	“Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) an illness or accident

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of the Participant, the Participant’s spouse or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Plan Committee.

1.44	“Yearly Installment Method” shall be a yearly installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the date of reference (or, if the date of reference is not a business day, on the immediately following business day), and shall be paid as soon as practicable thereafter as permitted under Section 409A. The date of reference with respect to the first (1st) yearly installment payment shall be as provided in Section 5.2 or Section 8.2, as applicable, and the date of reference with respect to each subsequent yearly installment payment shall be the one-year anniversary of the immediately preceding yearly installment payment. The yearly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one (1), and the denominator of which is the remaining number of yearly payments due the Participant. By way of example, if the Participant elects a ten (10) year Yearly Installment Method, the first payment shall be one-tenth (1/10) of the Account Balance, calculated as described in this definition. The following year, the payment shall be one-ninth (1/9) of the Account Balance, calculated as described in this definition.

1.45	“Years of Service” shall mean years of service as defined in the 401(k) Plan.

ARTICLE 2

Selection/Enrollment/Eligibility

2.1	Eligibility. Participation in the Plan shall be limited to Employees who the Plan Committee designates, in its sole discretion, for participation, provided that Employees may not participate in the Plan unless they are members of a select group of management or highly compensated employees of the Company, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA (which determination shall be made by the Plan Committee in its sole discretion).

2.2	Enrollment Requirements. As a condition to participation, each selected Employee shall complete, execute and return to the Plan Committee a Plan Agreement, an Election Form(s) and a Beneficiary Designation Form, all within

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thirty (30) days after he or she is notified or becomes eligible to participate in the Plan. In addition, the Plan Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3	Commencement of Participation. Provided a selected Employee has met all enrollment requirements set forth in this Plan and required by the Plan Committee, including returning all required documents to the Plan Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the following Plan Year, again subject to timely delivery to and acceptance by the Plan Committee of the required documents.

2.4	Termination of Participation and/or Deferrals. If the Plan Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees of the Company, the Plan Committee shall have the right, in its sole discretion and subject to Section 409A, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then vested Account Balance as a Termination Benefit and terminate the Participant’s participation in the Plan.

ARTICLE 3

Deferral Commitments/Company Contributions/Crediting/Taxes

3.1	Minimum Deferral.

(a)	Annual Base Salary and Incentive Payments. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferred Amount, Annual Base Salary and/or Incentive Payments, if any, in the minimum amount of two thousand dollars ($2,000) (one thousand six hundred sixty seven dollars ($1,667) with respect to the Plan’s initial, 2005 Plan Year) in the aggregate.

Notwithstanding the foregoing, the Plan Committee may, in its sole discretion, establish for any Plan Year a different minimum amount

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(including establishing different minimum amounts for Annual Base Salary and Incentive Payments). If an election is made for less than the stated minimum amount(s), or if no election is made, the amount deferred shall be zero (0).

(b)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is twelve (12).

3.2	Maximum Deferral.

(a)	Annual Base Salary and Incentive Payments. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary and/or Incentive Payments, if any, up to the following maximum percentages for each deferral elected:

Deferral	Maximum Amount
Annual Base Salary	75%
Incentive Payments	100%

(b)	Committee’s Discretion. Notwithstanding the foregoing, (i) the Plan Committee may, in its sole discretion, establish for any Plan Year maximum percentages which differ from those set forth above, and (ii) if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount with respect to Annual Base Salary or Incentive Payments shall be limited to the percentage of such compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form(s) to the Plan Committee for acceptance.

3.3	Election to Defer/Change in Election.

(a)	Timing of Election. Except as provided below, a Participant shall annually make an Annual Base Salary and/or Incentive Payments deferral election with respect to a coming twelve (12) month Plan Year, provided that a deferral election that a Participant makes with respect to the Plan’s initial, 2005 Plan Year shall be effective for the period commencing March 1, 2005 and ending December 31, 2005.

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Such election must be made during such period as shall be established by the Plan Committee which ends no later than the last day of the Plan Year preceding the Plan Year in which the services giving rise to the Annual Base Salary and/or Incentive Payments to be deferred are to be performed.

Notwithstanding the preceding, in the case of the first Plan Year in which an Employee becomes eligible to become a Participant, if and to the extent permitted by the Plan Committee, the Employee may make an election no later than thirty (30) days after the date he or she becomes eligible to become a Participant to defer Annual Base Salary and/or Incentive Payments for services to be performed after the election. Also, notwithstanding the preceding, if and to the extent permitted by the Plan Committee, a Participant may make an election to defer that portion (if any) of his or her Incentive Payments which qualifies as Performance-Based Compensation no later than six (6) months prior to the last day of the period over which the services giving rise to the Performance-Based Compensation are performed.

Notwithstanding the preceding, the Plan Committee shall, in its discretion, be permitted to offer special contingent elections to Participants to defer Incentive Payments payable in 2005 in respect of services performed during the 2004 calendar year (“2004 Contingent Incentive Payment Deferral Elections”) and/or Incentive Payments payable in 2006 in respect of services performed during the 2005 calendar year (“2005 Contingent Incentive Payment Deferral Elections”). Any Incentive Payment which is the subject of a 2004 Contingent Incentive Payment Deferral Election shall be paid to the Participant rather than being deferred under the Plan if, under Section 409A, an earlier election was required in order to properly defer tax with respect to such Incentive Payment. Any 2005 Contingent Incentive Payment Deferral Election may be revoked or modified by the Participant at any time prior to July 1, 2005 if the Incentive Payments to which the election relates qualify as Performance-Based Compensation for the performance period ending December 31, 2005; provided, however, that no such revocation or modification will be effective or available if and to the extent Section 409A provides that such revocation or modification, or the availability thereof, prevents the proper deferral of tax with respect to such Incentive Payments.

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(b)	Manner of Election. For any Plan Year (or portion thereof), a deferral election for that Plan Year (or portion thereof), and such other elections as the Plan Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Plan Committee, in accordance with its rules and procedures, by the deadline(s) set forth above, an Election Form, along with such other elections as the Plan Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form(s) must be completed and signed by the Participant, timely delivered to the Plan Committee (in accordance with Section 2.2 above) and accepted by the Plan Committee. If no such Election Form(s) is timely delivered for a Plan Year (or portion thereof), the Annual Deferral Amount shall be zero (0) for that Plan Year (or portion thereof).

(c)	Change in Election. A Participant may not elect to change his or her deferral election that is in effect for a Plan Year, except if and to the extent permitted by the Plan Committee and made in accordance with the provisions of Section 409A specifically relating to the change and/or revocation of deferral elections.

3.4	Withholding of Annual Deferral Amounts. For each Plan Year, the Annual Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Annual Base Salary payroll in the percentage elected by the Participant, as adjusted from time to time for increases and decreases in Annual Base Salary. The Incentive Payments portion of the Annual Deferral Amount shall be withheld at the time the Incentive Payments are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5	Annual Company Discretionary Amount. For each Plan Year, the Plan Committee, acting on behalf of the Company and in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Discretionary Account under this Plan, which amount shall be for that Participant the Annual Company Discretionary Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero (0), even though one or more other Participants receive an Annual Company Discretionary Amount for that Plan Year. Unless otherwise specified by the Plan Committee, the Annual Company Discretionary Amount, if any, shall be credited as of the last day of the Plan Year. Unless otherwise specified by the Plan Committee, if a Participant to whom an Annual Company Discretionary Amount

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is credited is not employed by the Company as of the last day of a Plan Year other than by reason of his or her death or Disability, the Annual Company Discretionary Amount for that Plan Year shall be zero (0).

3.6	Annual Company Matching Amount. Except as provided below, a Participant’s Annual Company Matching Amount for the Plan Year of reference shall be equal to fifty percent (50%) of the Participant’s Annual Deferral Amount which is not in excess of three percent (3%) of the Participant’s Annual Base Salary and Incentive Payments for that Plan Year. Each Participant’s Annual Company Matching Amount shall be credited to his or her Company Matching Account annually, at such time(s) as shall be determined by the Plan Committee.

Notwithstanding the preceding, solely corporate officers and Hospital CEOs shall be eligible for this Annual Company Matching Amount.

3.7	Investment of Trust Assets. The trustee of the Trust shall be authorized, upon written instructions received from the Plan Committee or investment manager appointed by the Plan Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust agreement, including the reinvestment of the proceeds in one or more investment vehicles designated by the Plan Committee.

3.8	Vesting.

(a)	A Participant shall at all times be one hundred percent (100%) vested in his or her Deferral Account.

(b)	A Participant shall have the same vested percentage in his or her Company Matching Account as he or she has in his or her accumulated Employer Retirement Contributions under the 401(k) Plan, or if there are no accumulated Employer Retirement Contributions for him or her under the 401(k) Plan, in his or her accumulated Salary Deferral Matching Contributions made by the Sponsor for him or her under the 401(k) Plan.

(c)	Subject to Section 409A, a Participant shall become vested in his or her Company Discretionary Account pursuant to a vesting schedule, if any, approved and documented by the Plan Committee at the time the Annual Company Discretionary Amount is credited to the Participant’s Company Discretionary Account.

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(d)	Notwithstanding anything to the contrary contained in this Section 3.8, but subject to Section 409A, upon a Participant’s Retirement, Disability or death, or in the event of a Change in Control, the Participant’s Company Matching Account and Company Discretionary Account shall immediately become one hundred percent (100%) vested (if it is not already vested in accordance with a vesting schedule).

3.9	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Plan Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Sub-Accounts. Three separate sub-accounts shall be established and maintained with respect to each Participant’s Account Balance (together, the “Sub-Accounts”), one attributable to the portion of the Participant’s Account Balance which represents Annual Base Salary deferrals, another attributable to the portion of the Participant’s Account Balance which represents Incentive Payment deferrals, and another attributable to the portion of the Participant’s Account Balance which represents Annual Company Matching Amounts and Annual Company Discretionary Amounts (if and as applicable).

(b)	Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3 above, shall elect, on the Election Form(s), one or more Measurement Fund(s) (as described in Section 3.9(d) below) to be used to determine the additional amounts to be credited or debited to each of his or her Sub-Accounts for the first business day of the Plan Year, continuing thereafter unless changed in accordance with the next sentence. Commencing with the first business day of the Plan Year, and continuing thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), the Participant may (but is not required to) elect daily, by submitting an Election Form(s) to the Plan Committee that is accepted by the Plan Committee (which submission may take the form of an electronic transmission, if required or permitted by the Plan Committee), to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited or debited to each of his or her Sub-Accounts, or to change the portion of each of his or her Sub-Accounts allocated to each previously or newly elected Measurement Fund(s). If an

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election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for the remainder of the Plan Year (unless the Participant ceases during the Plan Year to participate in the Plan), unless changed in accordance with the previous sentence.

(c)	Proportionate Allocation. In making any election described in Section 3.9(b) above, the Participant shall specify on the Election Form(s), in whole percentage points, the percentage of each of his or her Sub-Account(s) to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(d)	Measurement Funds. The Participant may elect one or more of the Measurement Funds set forth on Schedule A (the “Measurement Funds”) for the purpose of crediting or debiting additional amounts to his or her Account Balance. The Plan Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund(s). Each such action will take effect as of the first business day that follows by thirty (30) days the day on which the Plan Committee gives Participants advance written (which shall include e-mail) notice of such change. If the Plan Committee receives an initial or revised Measurement Fund(s) election which it deems to be incomplete, unclear or improper, the Participant’s Measurement
Fund(s) election then in effect shall remain in effect (or, in the case of a deficiency in an initial Measurement Fund(s) election, the Participant shall be deemed to have filed no deemed investment direction). If the Plan Committee possesses (or is deemed to possess as provided in the previous sentence) at any time directions as to Measurement Fund(s) of less than all of the Participant’s Account Balance, the Participant shall be deemed to have directed that the undesignated portion of the Account Balance be deemed to be invested in a money market, fixed income or similar Measurement Fund made available under the Plan as determined by the Plan Committee in its discretion. Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Plan Committee and the Company, and their agents and representatives, from any losses or damages of any kind relating to (i) the Measurement Funds made available hereunder and (ii) any discrepancy between the credits and debits to the Participant’s Account Balance based on the performance of the Measurement Funds and what the credits and debits otherwise might be in the case of an actual investment in the Measurement Funds.

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(e)	Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Plan Committee, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, or as otherwise determined by the Plan Committee in its sole discretion, as though (i) a Participant’s Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant as of such date, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred was invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant, no later than the close of business on the third (3rd) business day after the day on which such amounts are actually deferred from the Participant’s Annual Base Salary and Incentive Payments through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such calendar month, no earlier than three (3) business days prior to the distribution, at the closing price on such date.

(f)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Sponsor or the trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured general creditor of the Company.

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(g)	Beneficiary Elections. Each reference in this Section 3.9 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

3.10	FICA and Other Taxes.

(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Company shall withhold from that portion of the Participant’s Annual Base Salary and/or Incentive Payments that is not being deferred, in a manner determined by the Company, the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Plan Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

(b)	Annual Company Matching Amounts and Annual Company Discretionary Amounts. When a Participant becomes vested in a portion of his or her Company Discretionary Account or Company Matching Account, the Company shall have the discretion to withhold from the Participant’s Annual Base Salary and/or Incentive Payments that is not deferred, in a manner determined by the Company, the Participant’s share of FICA and other employment taxes. If necessary, the Plan Committee may reduce the vested portion of the Participant’s Annual Company Discretionary Amounts or Annual Company Matching Amounts in order to comply with this Section 3.10.

3.11	Distributions. Notwithstanding anything herein to the contrary, the Company, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all Federal, state and local income, employment and other taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.

ARTICLE 4

Short-Term Payout/Unforeseeable Financial Emergencies

4.1	Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan. Except as otherwise required by the Plan Committee, such election may be made separately with respect to each Plan Year’s Annual Base Salary and/or Incentive Payments that have been deferred. Subject to the Deduction Limitation and to Section 3.11, the Short-Term Payout shall be a lump

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sum payment in an amount that is equal to that year’s Annual Base Salary and/or Incentive Payment deferrals, and amounts credited or debited thereto in the manner provided in Section 3.9 above, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the terms and conditions of this Plan, each Short-Term Payout elected shall be paid out on the first day of any Plan Year designated by the Participant that is at least three (3) Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred, as specifically elected by the Participant (or during a reasonable processing period following that date, as permitted under Section 409A). By way of example, if a three (3) year Short-Term Payout is elected for Annual Base Salary or Incentive Payment deferrals that are deferred in the Plan Year commencing January 1, 2005, the three (3) year Short-Term Payout would become payable on January 1, 2009, or during a reasonable processing period thereafter as Section 409A permits. Notwithstanding the preceding sentences or any other provision of this Plan that may be construed to the contrary, a Participant who is an active Employee may, with respect to each Short-Term Payout, on a form determined by the Plan Committee, make one (1) or more additional deferral elections (a “Subsequent Election”) to defer payment of such Short-Term Payout to a Plan Year subsequent to the Plan Year originally (or subsequently) elected; provided, however, any such Subsequent Election will be null and void unless (i) it is not effective for at least one (1) year after the date it is accepted by the Plan Committee, (ii) it is accepted by the Plan Committee no later than one (1) year prior to the first day of the Plan Year in which, but for the Subsequent Election, such Short-Term Payout would be paid, and (iii) payment pursuant to the Subsequent Election may not be made for at least five (5) Plan Years from the Plan Year in which the Short-Term Payout, but for the Subsequent Election, would be paid.

4.2	Initial Distribution Event Takes Precedence. Subject to Section 409A, should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amounts, plus amounts credited or debited thereon, that are subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article. Further, subject to Section 409A, payment to a Participant shall be made under the Plan on the first payment event that occurs with respect to the Participant under Article 4, 5, 6, 7 or 8.

4.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If a Participant experiences an Unforeseeable Financial Emergency, the Participant

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may petition the Plan Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the payouts, after taking into account the extent to which the Unforeseeable Financial Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of assets would not itself cause severe financial hardship). A payout under this Section 4.3 shall be permitted solely to the extent permitted under Code Section 409A. If, subject to the sole discretion of the Plan Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. The payment of any amount under this Section 4.3 shall be subject to Section 3.11, but shall not be subject to the Deduction Limitation.

ARTICLE 5

Retirement Benefit

5.1	Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her entire Account Balance.

5.2	Payment of Retirement Benefit. Except as provided below, a Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the portion of his or her Account Balance attributable to Annual Deferral Amounts in a lump sum or pursuant to a Yearly Installment Method of between two (2) and fifteen (15) years. Except as otherwise required by the Plan Committee, such election may be made separately with respect to each Plan Year’s Annual Base Salary and/or Incentive Payments that have been deferred. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum.

Notwithstanding the above or anything herein that may suggest otherwise, the portion (if any) of the Participant’s Account Balance attributable to Annual Company Matching Amounts may be received by the Participant solely as a lump sum payment, and, subject to Section 409A, the portion of the Participant’s

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Account Balance attributable to Annual Company Discretionary Amounts may be received by a Participant solely in the form(s) of payment approved and documented by the Plan Committee at the time the Annual Company Discretionary Amount is credited to the Participant’s Company Discretionary Account.

Unless an election is changed by the Participant as provided below, such Retirement Benefit shall be paid (or shall commence, in the case of installment payments) on the date of the Participant’s Retirement (or during a reasonable processing period following that date, as permitted under Section 409A); provided, however, that any Participant who is a Specified Employee and who incurs a Separation from Service with the Company shall not be entitled to receive any portion of his or her Account Balance under this Section prior to the date which is six (6) months after the date of his or her Separation from Service (or, if earlier, his or her death). Any payment made hereunder shall be subject to the Deduction Limitation and to Section 3.11.

The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Plan Committee, provided that any such Election Form (i) is submitted at least one (1) year prior to the Participant’s Retirement (ii) is not effective for at least one (1) year after the date it is accepted by the Plan Committee and, (iii) if required by Section 409A, provides for a distribution (or commencement of distribution) date which is at least five (5) Plan Years from the distribution date then in effect. The Election Form most recently accepted by the Plan Committee shall govern the payout of the Retirement Benefit with respect to the portion of the Participant’s Account Balance to which it pertains.

Notwithstanding anything above or elsewhere in the Plan to the contrary, no change submitted on an Election Form shall be accepted by the Employer if the change accelerates the time over which distributions shall be made to the Participant (except as otherwise permitted Section 409(A)) and the Plan Committee shall deny any change made to an election if the Plan Committee determines that the change violates the subsequent election requirements of Section 409A as described in the immediately preceding paragraph.

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ARTICLE 6

Survivor Benefit

6.1	Pre-Retirement Survivor Benefit. The Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s entire Account Balance if the Participant dies while an Employee.

6.2	Payment of Pre-Retirement Survivor Benefit. The Pre-Retirement Survivor Benefit shall be paid in a lump sum on the date of the Participant’s death (or as soon as practicable after the Plan Committee has been provided with proof that is satisfactory to the Plan Committee of the Participant’s death, as permitted under Section 409A). Any payment made hereunder shall be subject to Section 3.11, but shall not be subject to the Deduction Limitation.

6.3	Death Prior to Completion of Retirement Benefit or Termination Benefit. If a Participant dies after Retirement or Termination of Employment but before the Retirement Benefit or Termination Benefit is paid in full, the Participant’s unpaid Retirement Benefit or Termination Benefit payments shall continue and shall be paid to the Participant’s Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived. Any payment made hereunder shall be subject to Section 3.11, but shall not be subject to the Deduction Limitation.

ARTICLE 7

Termination Benefit

7.1	Termination Benefit. The Participant shall receive a Termination Benefit, which shall be equal to the Participant’s vested Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability.

7.2	Payment of Termination Benefit. The Termination Benefit shall be paid in a lump sum on the date of the Participant’s Termination of Employment (or during a reasonable processing period following that date, as permitted under Section 409A); provided, however, that any Participant who is a Specified Employee and who incurs a Separation from Service with the Company shall not be entitled to receive any portion of his or her Account Balance under this Section prior to the date which is six (6) months after the date or his or her Separation from Service (or, if earlier, his or her death). Any payment made hereunder shall be subject to the Deduction Limitation and to Section 3.11.

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ARTICLE 8

Disability Waiver and Benefit

8.1	Disability Waiver.

(a)	Waiver of Deferral. Upon application, a Participant who is determined to be suffering from a Disability may suspend for the period of the Disability that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant’s Annual Base Salary and/or Incentive Payments during which the Participant first suffers a Disability.

(b)	Return to Work. If a Participant returns to employment with the Company after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Plan Committee for each such election in accordance with Section 3.3 above.

8.2	Continued Eligibility/Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed by the Company, and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, subject to Section 409A, the Plan Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her entire Account Balance at the time of the Plan Committee’s determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article 5. The Disability Benefit shall be paid in a lump sum on the date of the Plan Committee’s exercise of such right (or during a reasonable processing period following that date, as permitted under Section 409A). A payout under this Section 8.2 shall be permitted solely to the extent permitted under Section 409A. Any payment made hereunder shall be subject to Section 3.11, but shall not be subject to the Deduction Limitation.

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ARTICLE 9

Beneficiary Designation

9.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

Notwithstanding the preceding or anything herein to the contrary, a married Participant shall be deemed to have designated his or her spouse as his or her Beneficiary. Such Participant may designate a non-spouse Beneficiary(ies) solely with the consent of his or her spouse, in such manner as the Plan Committee shall reasonably require.

9.2	Beneficiary Designation/Change. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Plan Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Committee’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Plan Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and delivered to the Plan Committee prior to his or her death.

9.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Plan Committee or its designated agent.

9.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse, or, if the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

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9.5	Doubt as to Beneficiary. If the Plan Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Committee shall have the right, exercisable in its sole discretion, to cause the Company to withhold such payments until this matter is resolved to the Plan Committee’s satisfaction.

9.6	Discharge of Obligations. The payment of benefits under the Plan to a person believed in good faith by the Plan Committee to be a valid Beneficiary shall fully and completely discharge the Company and the Plan Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits. Neither the Plan Committee nor the Company shall be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Plan Committee notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Plan Committee within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Plan Committee, the Plan Committee may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Plan Committee determines. If the location of none of the foregoing persons can be determined, the Plan Committee shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Company, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Company if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Plan Committee nor the Company shall be liable to any person for any payment made in accordance with such law.

ARTICLE 10

Leave of Absence

10.1	Paid Leave of Absence. If a Participant is authorized by the Company for any reason to take a paid leave of absence from the employment of the Company, the Participant shall continue to be considered employed by the Company and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.4.

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10.2	Unpaid Leave of Absence. If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from the employment of the Company, the Participant shall continue to be considered employed by the Company and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

ARTICLE 11

Termination/Amendment/Modification

11.1	Termination. Although the Sponsor anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Sponsor will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Sponsor reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of any Company’s participating Employees, by action of the Compensation Committee. Upon a complete or partial termination of the Plan, the Plan Agreements of the affected Participants shall terminate and their vested Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall, subject to Section 11.6, be paid to the Participants in accordance with their distribution elections in effect at the time of the Plan termination; provided however, if immediate distribution of a Participant’s vested Account Balance on termination is not permitted by Section 409A, the payment of vested Account Balance shall be made only after Plan benefits otherwise become due hereunder. The termination of the Plan shall not adversely affect the calculation of the amount of the vested Account Balance of any Participant or Beneficiary through the date of termination.

11.2	Amendment. Subject to Section 409A, the Plan Committee may at any time amend or modify the Plan in whole or in part without notice; provided, however, that notwithstanding the foregoing provisions of this sentence, the

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Compensation Committee may at any time make a material modification or amendment to the Plan in whole or in part without notice, and provided further that no amendment to this Plan shall, without the prior written consent of the affected Participant, reduce the dollar value of a Participant’s vested Account Balance under the Plan on the date of the amendment or modification. The Compensation Committee shall determine, in its sole discretion exercised in writing, what will be a material amendment or modification for purposes of this Section, and the Plan Committee may not make an amendment or modification to the Plan that has been determined by the Compensation Committee to be material.

11.3	Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

11.4	Amendment to Ensure Proper Characterization of the Plan. Notwithstanding the previous Sections of this Article 11, the Plan may be amended at any time, retroactively if required, or if found necessary, in the opinion of the Plan Committee, in order to ensure that the Plan is characterized as a non-tax-qualified “top hat” plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA sections 201(2), 301(a)(3) and 401(a)(1), to conform the Plan to the provisions of Section 409A and to ensure that amounts under the Plan are not considered to be taxed to a Participant under the Federal income tax laws prior to the Participant’s receipt of the amounts or to conform the Plan and the Trust to the provisions and requirements of any applicable law (including ERISA and the Code).

11.5	Changes in Law Affecting Taxability.

(a)	Operation. This Section shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date (an “Early Taxation Event”) prior to the date on which such amounts are made available to him or her hereunder; provided, however, that no portion of this

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Section shall become operative to the extent that portion would result in a violation of Section 409A (e.g., by causing an impermissible distribution under Section 409A).

(b)	Affected Right or Feature Nullified. Notwithstanding any other Section of this Plan to the contrary (but subject to subsection (c), below), as of an Early Taxation Event, the feature or features of this Plan that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts accrued by the Participant under the Plan prior to the date on which such amounts are made available to him or her hereunder. If only a portion of a Participant’s Account Balance is impacted by the change in the law, then only such portion shall be subject to this Section, with the remainder of the Account Balance not so affected being subject to such rights and features as if the law were not changed. If the law only impacts Participants who have a certain status with respect to the Company, then only such Participants shall be subject to this Section.

(c)	Tax Distribution. If an Early Taxation Event is earlier than the date on which the statute, regulation or pronouncement giving rise to the Early Taxation Event is enacted or promulgated, as applicable (i.e., if the change in the law is retroactive), there shall be distributed to each Participant, as soon as practicable following such date of enactment or promulgation, the amounts that became taxable on the Early Taxation Event.

11.6	Prohibited Acceleration/Distribution Timing. This Section shall take precedence over any other provision of the Plan or this Article 11 to the contrary. No provision of this Plan shall be followed if following the provision would result in the acceleration of the time or schedule of any payment from the Plan as would require immediate income tax to Participants based on the law in effect at the time the distribution is to be made, including Section 409A. In addition, if the timing of any distribution election would result in any tax or other penalty (other than ordinarily payable Federal, state or local income or payroll taxes), which tax or penalty can be avoided by payment of the distribution at a later time, then the distribution shall be made (or commence, as the case may be) on (or as soon as practicable after) the first date on which such distributions can be made (or commence) without such tax or penalty.

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ARTICLE 12

Administration

12.1	Committee Duties. This Plan shall be administered by a Plan Committee which the Board shall designate or appoint from time to time. Notwithstanding anything herein to the contrary, in the absence of a Plan Committee designation, the Board (or its designee(s)) shall administer the Plan, in which case any and all references hereunder to the Plan Committee shall be deemed references to the Board (or such designee(s)). Members of the Plan Committee may be Participants under this Plan. The Plan Committee shall have the discretion and authority to (i) interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Plan Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Committee shall be entitled to rely on information furnished by a Participant or the Company. Any decisions, actions or interpretations to be made under the Plan by the Sponsor, the Board, the Compensation Committee or the Plan Committee shall be made in its respective sole discretion and need not be uniformly applied to similarly situated individuals.

12.2	Agents. In the administration of this Plan, the Plan Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Plan Committee or to the Sponsor.

12.3	Binding Effect of Decisions. The decision or action of the Plan Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. Each Participant, on his or her own behalf and on behalf of his or her respective Beneficiaries, heirs, representatives and assigns, as a condition of participation in the Plan, agrees to accept this discretion and authority of the Plan Committee.

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12.4	Indemnity of Committee. The Sponsor shall indemnify and hold harmless the members of the Plan Committee, its appointees and any Employee to whom the duties of the Plan Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Committee or any of its members or any such Employee. This indemnification shall be in addition to, and not in limitation of, any other indemnification protections of the Plan Committee by the Company, directly or indirectly.

12.5	Company Information. To enable the Plan Committee to perform its functions, the Company shall supply full and timely information to the Plan Committee on all matters relating to the compensation of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Plan Committee may reasonably require.

ARTICLE 13

Other Benefits and Agreements

13.1	Coordination with Other Benefits. The benefits provided for a Participant or a Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 14

Claims Procedures

14.1	Scope of Claims Procedures. This Article is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. section 2560.503-1. If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

For purposes of this Article, references to disability benefit claims are intended to describe claims made by Participants for Disability Benefits payable pursuant to Article 8, but only if and to the extent that such claims require an independent determination by the Plan Committee that the Participant is or is not suffering from a Disability, within the meaning of 1.18. If the Plan Committee’s determination is

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based entirely on a disability determination made by another party, such as the Social Security Administration or another federal or state agency or an insurer with respect to a disability insurance policy covering the Participant, the Participant’s claim shall not be treated as a disability claim for purposes of the special provisions of this Article that apply to claims for which an independent determination of disability is required.

14.2	Initial Claim. A Participant or Beneficiary who believes he or she is entitled to any benefit under the Plan (a “Claimant”) may file a claim with the Plan Committee. The Plan Committee shall review the claim itself or appoint an individual or an entity to review the claim.

(a)	Benefit Claims that do not Require a Determination of Disability. If the claim is for a benefit other than a Disability Benefit, the Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Plan Committee or appointee of the Plan Committee prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

(b)	Disability Benefit Claims. In the case of a benefits claim that requires an independent determination by the Plan Committee of a Participant’s Disability status, the Plan Committee shall notify the Claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than forty-five (45) days after receipt of the claim. If, due to matters beyond the control of the Plan, the Plan Committee needs additional time to process a claim, the Claimant will be notified, within forty-five (45) days after the Plan Committee receives the claim, of those circumstances and of when the Plan Committee expects to make its decision but not beyond seventy-five (75) days. If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to one hundred five (105) days, provided that the Plan Committee notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The extension notice shall specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant shall be afforded at least forty-five (45) days within which to provide the specified information.

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(c)	Manner and Content of Denial of Initial Claims. If the Plan Committee denies a claim, it must provide to the Claimant, in writing or by electronic communication:

(i)	The specific reasons for the denial;

(ii)	A reference to the Plan provision or insurance contract provision upon which the denial is based;

(iii)	A description of any additional information or material that the Claimant must provide in order to perfect the claim;

(iv)	An explanation of why such additional material or information is necessary;

(v)	Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

(vi)	A statement of the participant’s right to bring a civil action under ERISA Section 502(a) following a denial on review of the initial denial.

In addition, in the case of a denial of Disability Benefits on the basis of the Plan Committee’s independent determination of the Participant’s disability status, the Plan Committee will provide a copy of any rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination (or a statement that the same will be provided upon request by the Claimant and without charge).

14.3	Review Procedures.

(a)	Benefit Claims that do not Require a Determination of Disability. Except for claims requiring an independent determination of a Participant’s disability status, a request for review of a denied claim must be made in writing to the Plan Committee within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Plan Committee’s receipt of a request for review, unless special

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circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Plan Committee. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

(b)	Disability Benefit Claims. In addition to having the right to review documents and submit comments as described in (a) above, a Claimant whose claim for disability benefits requires an independent determination by the Plan Committee of the Participant’s disability status has at least one hundred eighty (180) days following receipt of a notification of an adverse benefit determination within which to request a review of the initial determination. In such cases, the review will meet the following requirements:

(i)	The Plan will provide a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Plan who did not make the initial determination that is the subject of the appeal, nor by a subordinate of the individual who made the determination.

(ii)	The appropriate named fiduciary of the Plan will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment before making a decision on review of any adverse initial determination based in whole or in part on a medical judgment. The professional engaged for purposes of a consultation in the preceding sentence shall not be an individual who was consulted in connection with the initial determination that is the subject of the appeal or the subordinate of any such individual.

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(iii)	The Plan will identify to the Claimant the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the review, without regard to whether the advice was relied upon in making the benefit review determination.

(iv)	The decision on review will be made within forty-five (45) days after the Plan Committee’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than ninety (90) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial forty-five (45) day period and must explain the special circumstances and provide an expected date of decision.

(c)	Manner and Content of Notice of Decision on Review. Upon completion of its review of an adverse initial claim determination, the Plan Committee will give the Claimant, in writing or by electronic notification, a notice containing:

(i)	its decision;

(ii)	the specific reasons for the decision;

(iii)	the relevant Plan provisions or insurance contract provisions on which its decision is based;

(iv)	a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefits;

(v)	a statement describing the Claimant’s right to bring an action for judicial review under ERISA Section 502(a); and

(vi)	if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

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14.4	Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

14.5	Legal Action. If the Plan fails to follow the claims procedures required by this Article, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA Section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim. A Claimant’s compliance with the foregoing provisions of this Article is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claims for benefits under the Plan.

ARTICLE 15

Trust

15.1	Establishment of the Trust. The Sponsor may establish the Trust, in which event the Company intends, but is not required, to transfer over to the Trust at least annually such assets as the Company determines, in its sole discretion, are necessary to provide for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Matching Amounts and Annual Company Discretionary Amounts for the Participants.

15.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan.

15.3	Distributions from the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.

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ARTICLE 16

Miscellaneous

16.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a), that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and that is compliance within Section 409A. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3	Company’s Liability. The Company’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Company and a Participant. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the

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Participant. Subject to any employment agreement to which the Company and the Participant may be parties, such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.

16.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Plan Committee by furnishing any and all information requested by the Plan Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Committee may deem necessary.

16.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles.

16.10	Notice. Any notice or filing required or permitted to be given to the Plan Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Vice President of Human Resources

Triad Hospitals, Inc.

5800 Tennyson Parkway

Plano, Texas 75024

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Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

16.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

16.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14	Incompetent. If the Plan Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Plan Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15	Court Order. The Plan Committee is authorized to make any payments directed by court order in any action in which the Plan or the Plan Committee has been named as a party. In addition, subject to Section 409A, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Plan

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Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

16.16	Insurance. The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Company may choose. The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

16.17	Aggregation of Employers. To the extent required under Section 409A, if the Company is a member of a controlled group of corporations or a group of trades or business under common control (as described in Code §§414(b) or (c)), all members of the group shall be treated as a single Company for purposes of whether there has occurred a Separation from Service and for any other purposes under the Plan as Section 409A shall require.

IN WITNESS WHEREOF, the Sponsor has signed this Plan document this      day of December, 2004.

ATTEST/WITNESS:	TRIAD HOSPITALS, INC.

Print Name:	By:

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